Exhibit 4.01

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 1, 2007, between IBASIS, INC., a Delaware corporation (the “Company”), and KPN B.V., a private limited liability company with its registered office at Maanplein 55, The Hague, and incorporated under the laws of the Netherlands (“Purchaser”).

WHEREAS, the Company and Purchaser have entered into a Share Purchase and Sale Agreement, dated as of June 21, 2006 as amended on December 18, 2006, April 26, 2007 and August 1, 2007 (the “Purchase Agreement”), pursuant to which, among other things, Purchaser will acquire from the Company newly issued shares of Common Stock (as defined below), in exchange for (i) all the issued and outstanding shares of a newly created subsidiary of Purchaser that, together with its subsidiaries and WVS-I US, encompasses Purchaser’s international traffic trading business and (ii) $55,000,000 in cash, upon the terms and subject to the conditions set forth in the Purchase Agreement; and

WHEREAS, to induce Purchaser to execute and deliver the Purchase Agreement, the Company has agreed to provide to Purchaser and its direct and indirect transferees from time to time (each, a “Holder”) certain registration rights under the Securities Act of 1933, as amended or any similar successor statute and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows. Terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

ARTICLE I

DEFINITIONS

SECTION 1.01.   Definitions.   As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Common Stock” shall mean shares of common stock, par value $0.001 per share, of the Company and other capital stock or securities into which such common stock or other stock or securities are reclassified or changed, including by reason of a merger, consolidation, share exchange, reorganization, recapitalization or similar transaction.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended or any similar successor statute and the rules and regulations promulgated thereunder.

“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, cooperative, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity.

“Registrable Securities” shall mean the Common Stock issued to Purchaser in connection with the Transactions and any other shares of the Common Stock acquired by Purchaser at any time. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities if (i) such securities have been registered under the Securities Act, the registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities have been sold and distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such securities have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities laws then applicable, (iv) such securities may be sold without restriction under Rule 144(k) (or any similar provision then in force) under the Securities Act or (v) such securities shall cease to be outstanding.

“Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with Article II of this Agreement, including all registration and filing fees and expenses (including SEC, stock exchange and NASD fees), fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing, if any, of the securities to be registered on each securities exchange or national market system on which the Common Stock is then listed, fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including the expenses of any annual audit, special audit and “comfort” letters required by or incident to such performance and compliance), the fees and disbursements of one counsel for the Selling Holders, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities).

“Required Registration Statement” shall mean any Demand Registration Statement or any Shelf Registration Statement, as applicable.

“SEC” shall mean the Securities and Exchange Commission.

“Selling Holder” shall mean any Holder who becomes a Selling Demand Shareholder, Selling Incidental Shareholder or Shelf Shareholder, as applicable.

“Shelf Registration Statement” shall mean a “shelf” registration statement filed by the Company pursuant to the provisions of Section 2.03 with the SEC covering offers and sales in accordance with Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC (whether or not the Company is then eligible to use Form S-3), that covers some or all of the Registrable Securities, and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Suspension Period” shall mean any period during which the Company fails to keep any Required Registration Statement effective and usable for resale of Registrable Securities held by any Selling Holder.

“Time of Sale” shall mean the time when sales of the Registrable Securities are first made to investors pursuant to the registration rights granted under this Agreement.

“Time of Sale Information” shall mean any information, including but not limited to the preliminary or the final prospectus each as supplemented and amended and the final term sheet, if any, related to the Registrable Securities, the offering of Registrable Securities or the Company that has been provided to potential investors at or prior to the Time of Sale.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01.   Demand Registration.   (a)  At any time and from time to time, any Holder (each, a “Selling Demand Shareholder”) shall have the right to request in writing (which request shall specify the Registrable Securities intended to be disposed of by such Selling Demand Shareholder and the intended method of distribution thereof) that the Company register any or all of such Selling Demand Shareholder’s Registrable Securities with an anticipated aggregate offering price to the public of not less than $10,000,000, unless the anticipated aggregate offering price to the public of all Registrable Securities that remain outstanding at that time is less than $10,000,000, in which case, any such registration shall be for all of the remaining outstanding Registrable Securities, by filing with the SEC a registration statement covering such Registrable Securities (a “Demand Registration Statement”). Upon the receipt of such a request, the Company shall, not later than the 30th calendar day after the receipt of such a request, cause to be filed a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Selling Demand Shareholder to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such request. Promptly after receipt of such request from such Selling Demand Shareholder, the Company shall give notice of such requested registration to all other holders of Registrable Securities in accordance with Section 2.02. The Company will then use its reasonable best efforts to have the Demand Registration Statement covering the Registrable Securities which the Company has been requested to register by such Selling Demand Shareholder, together with all other Registrable Securities which the Company has been requested to register pursuant to Section 2.02 or otherwise by notice delivered to the Company within 20 days after the Company has given the required notice of such requested registration (which request shall specify the intended method of disposition of such Registrable Securities), declared effective by the SEC as soon as practicable thereafter (but in no event later than the 90th calendar day after the receipt of such a request) and to keep such Demand Registration Statement continuously effective for a period of time necessary following the date on which such Demand Registration Statement is declared effective for the underwriters and Selling Demand Shareholders to sell all the Registrable Securities covered by such Demand Registration Statement, or such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder); provided, that the 30 and 90 day dates referenced above shall be extended to the extent that such Demand Registration Statement is not filed or declared effective prior to such dates due to circumstances outside of the Company’s control (e.g., the Company is unable to obtain a required consent or audit report from an outside independent accounting firm with respect to any business acquired by the Company), other than as a result of such circumstances that could have been reasonably anticipated and avoided by the Company, after (except in the case of the preparation of any required financial statements for acquired businesses) receipt of a notice by a Selling Demand Shareholder under this Section 2.01, through the exercise of its reasonable best efforts prior to such 30 or 90 day dates.

(b)   A Demand Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such Demand Registration Statement of any information supplied to the Company for inclusion therein by a Selling Demand Shareholder) that is not subsequently remedied, such Demand Registration Statement shall be deemed not to have become effective; provided, further, however, if any such stop order, injunction or other order or requirement of the SEC or any other governmental agency or court is subsequently remedied, such Demand Registration Statement shall be deemed not to have been effective during the period of such interference.

(c)   A Suspension Period with respect to any Demand Registration Statement shall commence on and include the date that the Company gives notice that any Demand Registration Statement is no longer effective or usable for resale of Registrable Securities of the Selling Demand Shareholder, including pursuant to Section 2.06(e)(iv), and shall terminate on the day following the date on which the Selling Demand Shareholder either receives the copies of the supplemented or amended prospectus contemplated by Section 2.06(j) or is advised in writing by the Company that the use of the prospectus may be resumed.

(d)   If at any time or from time to time any Selling Demand Shareholder intends to sell Registrable Securities in an Underwritten Offering (as defined below) pursuant to a Demand Registration Statement, such Selling Demand Shareholder shall so advise the Company as part of its request made pursuant to Section 2.01(a) hereof. The underwriters shall, in the case of an Underwritten Offering, be selected by Purchaser in consultation with the Company.

(e)   The Company shall not be obligated to effect, or to take any action to effect, any registration of Registrable Securities pursuant to this Section 2.01 for up to 180 days immediately following the effective date of any Demand Registration Statement; provided, that the registration obligations of the Company shall not be limited pursuant to this Section 2.01(e) if the number of Registrable Shares underwritten pursuant to any such Demand Registration Statement was limited in accordance with Section 2.03(c).

SECTION 2.02.   Incidental Registration.   (a)  If the Company proposes to register under the Securities Act any shares of Common Stock for sale for its own account (other than (i) any registration relating to any employee benefit or similar plan, any dividend reinvestment plan, or any acquisition by the Company or (ii) pursuant to a registration statement filed in connection with an exchange offer), the Company shall give written notice to each Holder at least 20 days prior to the initial filing of a registration statement with the SEC pertaining thereto (an “Incidental Registration Statement”) informing such Holder of its intent to file such Incidental Registration Statement and of such Holder’s rights under this Section 2.02 to request the registration of the Registrable Securities held by such Holder. Upon the written request of any Holder (each, a “Selling Incidental Shareholder”) made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Selling Incidental Shareholder and the intended method of distribution thereof), the Company shall use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Selling Incidental Shareholder, to the extent required to permit the disposition of the Registrable Securities so requested to be registered in accordance with the intended methods of distribution thereof specified in the request, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act or by any other rules and regulations thereunder.

(b)   If a Selling Demand Shareholder has requested a Demand Registration Statement pursuant to Section 2.01, the Company shall give written notice to each Holder (other than the Selling Demand Shareholder) at least 20 days prior to the initial filing of such Demand Registration Statement informing such Holder of its intent to file such Demand Registration Statement and of such Holder’s rights under this Section 2.02 to request the registration of the Registrable Securities held by such Holder. Upon written request of any Holder made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder, to the extent required to permit the disposition of the Registrable Securities so requested to be registered in accordance with the intended methods of distribution thereof specified in the request, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act or by any other rules and regulations thereunder.

(c)   If a registration pursuant to Section 2.01 or this Section 2.02 involves an underwritten offering of the securities being registered (an “Underwritten Offering”), which securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, the underwriters, as the case may be, of such Underwritten Offering shall inform the Company and the Holders requesting registration of Registrable Securities on or before the date five days prior to the date then scheduled for such offering, that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a proposed price range without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of Registrable Securities and other securities that the Company is so advised can be sold in (or during the time of) such offering within such price range; provided, however, that, in the case of a Demand Registration Statement, the Company shall be required to include in such registration: first, all the securities initially proposed to be sold pursuant to such Demand Registration Statement by the Selling Demand Shareholders and second, the amount of Registrable Securities and other securities requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated pro rata among the other Holders requesting such registration on the basis of the number of Registrable Securities requested to be included by all such other Holders; provided, further, however, that, in the case of an Incidental Registration Statement, the Company shall be required to include in such required registration: first, all the securities initially proposed to be sold pursuant to such Incidental Registration Statement by the Company, and second, the amount of Registrable Securities requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated pro rata among the Selling Incidental Shareholders requesting such registration on the basis of the number of Registrable Securities requested to be included by all such Selling Incidental Shareholders.

(d)   If a Selling Incidental Shareholder requests to sell Registrable Securities in an Underwritten Offering pursuant to a Demand Registration Statement, the underwriters shall be selected by the Company in consultation with Purchaser and the right of such Selling Incidental Shareholder to participate in such Underwritten Offering shall be conditioned upon such Selling Incidental Shareholder’s participation in the underwriting arrangements and the inclusion of such Selling Incidental Shareholder’s Registrable Securities in the underwriting. A Selling Incidental Shareholder proposing to distribute its Registrable Securities through any such Underwritten Offering shall enter into an underwriting agreement in customary form with the underwriters selected for such

Underwritten Offering and shall execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such arrangements.

SECTION 2.03.   Shelf Registration Statement.   (a)  At any time and from time to time, any one or more of the Selling Demand Shareholders shall have the right to request in writing (which request shall specify the Registrable Securities intended to be disposed of by such Selling Demand Shareholder and the intended method of distribution thereof) that the Company register any and all of such Selling Demand Shareholder’s Registrable Securities with an anticipated aggregate offering price to the public of not less than $5,000,000, unless the anticipated aggregate offering price to the public of all Registrable Securities that remain outstanding at that time is less than $5,000,000, in which case, any such registration shall be for all of the remaining outstanding Registrable Securities, by filing with the SEC a Shelf Registration Statement covering such Registrable Securities. Upon the receipt of such a request, the Company shall, not later than the 30th calendar day after the receipt of such a request, cause to be filed a Shelf Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Selling Demand Shareholder to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such request. Promptly after receipt of such request from such Selling Demand Shareholder, the Company shall give notice of such requested registration to all other holders of Registrable Securities in accordance with Section 2.02. The Company will then use its reasonable best efforts to have such Shelf Registration Statement covering the Registrable Securities which the Company has been requested to register by such Selling Demand Shareholder, together with all other Registrable Securities which the Company has been requested to register pursuant to Section 2.02 or otherwise by notice delivered to the Company within 20 days after the Company has given the required notice of such requested registration (which request shall specify the intended method of disposition of such Registrable Securities), declared effective by the SEC as soon as practicable thereafter (but in no event later than the 90th calendar day after the receipt of such a request) and all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register, and to keep such Shelf Registration Statement continuously effective during the period from the date a Shelf Registration Statement is declared effective by the SEC until all Registrable Securities of the Selling Demand Shareholder have been sold or can be sold without restriction, including volume and manner of sale restrictions, under the Securities Act; provided, that the 30 and 90 day dates referenced above shall be extended to the extent that such Shelf Registration Statement is not filed or declared effective prior to such dates due to circumstances outside of the Company’s control (e.g., the company is unable to obtain a required consent or audit report from an outside independent accounting firm with respect to any business acquired by the Company), other than as a result of such circumstances that could have been reasonably anticipated and avoided by the Company, after (except in the case of the preparation of any required financial statements for acquired businesses) receipt of a notice by a Selling Demand Shareholder under this Section 2.03, through the exercise of its reasonable best efforts prior to such 30 or 90 day dates.

(b)   A Shelf Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such Shelf Registration Statement of any information supplied to the Company for inclusion therein by a Selling Demand Shareholder) that is not subsequently remedied, such Shelf Registration Statement shall be deemed not to have become effective; provided, further, however, if any such stop order, injunction or other order or requirement of the SEC or any other governmental agency or court is subsequently remedied, such Shelf Registration Statement shall be deemed not to have been effective during the period of such interference.

(c)   A Suspension Period with respect to any Shelf Registration Statement shall commence on and include the date that the Company gives notice that any Shelf Registration Statement is no longer effective or usable for resale of Registrable Securities of the Selling Demand Shareholder, including pursuant to Section 2.06(e)(iv), and shall terminate on the day following the date on which each Selling Demand Shareholder covered by such Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 2.06(j) or is advised in writing by the Company that the use of the prospectus may be resumed.

(d)   If a Selling Demand Shareholder has requested a Shelf Registration Statement, the Company shall give written notice to each Holder at least 20 days prior to the initial filing of such Registration Statement informing such Holder of its intent to file such Shelf Registration Statement and of such Holder’s rights under this Section 2.03 to request the registration of the Registrable Securities held by such Holder. Upon written request of any Holder (a “Shelf Shareholder”) made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be included in the Shelf Registration Statement by such Shelf Shareholder and the intended method of distribution thereof), the Company shall use reasonable best efforts to effect the registration in such Shelf Registration Statement of all Registrable Securities which the Company has been so requested to register by such Shelf Shareholder, to the extent required to permit the disposition of the Registrable Securities so requested to be registered to be registered in accordance with the intended methods of distribution thereof specified in the request, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder.

(e)   If at any time or from time to time any Selling Demand Shareholder intends to sell Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration Statement, such Selling Demand Shareholder shall so advise the Company as part of its request made pursuant to Section 2.03(a) hereof. The underwriters shall, in the case of an Underwritten Offering, be selected by Purchaser in consultation with the Company. There shall be no obligation on the part of a Selling Demand Shareholder or the underwriters to include any Registrable Securities of any Shelf Shareholder in such Underwritten Offering.

(f)    If a Shelf Shareholder requests to sell Registrable Securities in an Underwritten Offering pursuant to a Shelf Registration Statement, the underwriters shall be selected by the Company in consultation with Purchaser and the right of such Shelf Shareholder to participate in such Underwritten Offering shall be conditioned upon such Shelf Shareholder’s participation in the underwriting arrangements and the inclusion of such Shelf Shareholder’s Registrable Securities in the underwriting. A Shelf Shareholder proposing to distribute its Registrable Securities through any such Underwritten Offering shall enter into an underwriting agreement in customary form with the underwriters selected for such Underwritten Offering and shall execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such arrangements.

SECTION 2.04.   Registration Expenses.   The Company shall pay all Registration Expenses in connection with each registration pursuant to Sections 2.01, 2.02 and 2.03. Each Selling Holder shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons related to the sale or disposition of such Selling Holder’s Registrable Securities pursuant to any Required Registration Statement or any Incidental Registration Statement in proportion to the amount of such Selling Holder’s shares of Common Stock included in any Required Registration Statement or any Incidental Registration Statement. Each Selling Holder shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons related to the sale or disposition of its Registrable Securities pursuant to any Shelf Registration Statement; provided that if

Registrable Securities of Shelf Shareholders and Selling Demand Shareholders are included in any Underwritten Offering pursuant to a Shelf Registration Statement, each such Selling Holder shall pay all discounts and commissions related thereto in proportion to the amount of such Selling Holder’s Registrable Securities included in such Underwritten Offering.

SECTION 2.05.   Restrictions on Public Sale by Holders and the Company.   (a)  If reasonably requested by an underwriter in any Underwritten Offering being conducted on behalf of the Company or any other Person other than a Shelf Shareholder of Common Stock or of any securities convertible into or exchangeable for Common Stock, or of warrants or other securities entitling the holder thereof to purchase Common Stock (other than (i) any registration relating to any employee benefit or similar plan, any dividend reinvestment plan, or any acquisition by the Company or (ii) pursuant to a registration statement filed in connection with an exchange offer), each party hereto shall agree not to effect any public sale or distribution of Common Stock during the 14 day period prior to, and during the 90 day period beginning on, the date of sale of securities in connection with such Underwritten Offering (other than as part of such Underwritten Offering).

(b)   If requested by an underwriter in any Underwritten Offering being conducted on behalf of a Selling Demand Shareholder pursuant to a Required Registration Statement, (i) the Company shall agree not to effect any public sale or distribution of Common Stock (or of any securities convertible into or exchangeable for Common Stock) during the 14 day period prior to, and during the 90 day period beginning on, the date of sale of securities in connection with such Underwritten Offering and (ii) each Holder of not less than 5% of the Registrable Securities (a “Significant Holder”) shall agree to enter into a customary lock-up agreement with the underwriters pursuant to which such Significant Holder shall agree that it will not, without the prior written consent of the underwriters during the period beginning from the date the relevant Required Registration Statement is declared effective by the SEC (the “Effective Date”) to and including the date that is 90 days after the Effective Date (x) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or securities are then held by such Significant Holder or are thereafter acquired) held by it immediately prior to the Effective Date or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock held by it immediately prior to the Effective Date; provided, however, that the foregoing restrictions shall not apply to (a) the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to any merger, consolidation, acquisition, disposition or similar transaction or (b) the conversion or exercise or exchange of any security for or into shares of Common Stock; provided, further, however, that to the extent clauses (x) and (y) above are more restrictive than the equivalent provisions contained in any lock-up agreement the underwriters may reasonably require any Significant Holder to enter into at the time of any such Underwritten Offering, each Significant Holder shall only be required to comply with the less restrictive provisions. The underwriters in connection with such Underwritten Offering are intended third party beneficiaries of this Section 2.05(b) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such securities of each Significant Holder until the end of the lock-up period. Notwithstanding anything to the contrary set forth in this Section 2.05(b), sub-section (ii) shall not apply to the sale of any Common Stock by a Significant Holder to an underwriter pursuant to an underwriting agreement.

SECTION 2.06.   Registration Procedures.   In connection with the obligations of the Company pursuant to Sections 2.01, 2.02 and 2.03, the Company shall use its reasonable best efforts to effect or cause to be effected the registration under the Securities Act of the Registrable Securities entitled to be included in such registration in order to permit the sale of such Registrable Securities (in accordance with their intended method or methods of distribution, in the case of a Required Registration Statement), and the Company shall:

(a)   (i) prepare and file a Registration Statement with the SEC (within the time period specified in Section 2.01 or 2.03, as applicable, in the case of a Required Registration Statement) which Registration Statement (x) shall be on a form selected by the Company for which the Company qualifies, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution, in the case of a Required Registration Statement, and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, (ii) use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2.01 or 2.03, as applicable, in the case of a Required Registration Statement, (iii) use its reasonable best efforts to prevent the happening of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective and usable) and (iv) cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)   in the case of a Required Registration Statement, and subject to Section 2.06(j), prepare and file with the SEC such amendments and post-effective amendments to each such Required Registration Statement as may be necessary to keep such Required Registration Statement effective for the applicable period; cause each prospectus forming part of such Required Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by each Required Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the applicable Selling Holders, as set forth in such Registration Statement;

(c)   furnish to each Selling Holder holding Registrable Securities covered by a Registration Statement and to each underwriter of an Underwritten Offering of Registrable Securities covered by a Registration Statement, if any, without charge, as many copies of each prospectus forming part of such Registration Statement, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Selling Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities; and the Company hereby consents to the use of such prospectus, including each such preliminary prospectus, by each such Selling Holder and underwriter, if any, in connection with the offering and sale of such Registrable Securities;

(d)   (i) use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the SEC, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Selling Holder shall reasonably request; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective (in the case of a Required Registration Statement); and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to register or qualify any Registrable Securities in any jurisdiction if registration or qualification in such jurisdiction would subject the Company to unreasonable burden or expense or, in the case of an Underwritten Offering, would unreasonably delay the commencement of such Underwritten Offering; and provided, further, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(e)   notify each Selling Holder promptly, and, if requested by such Selling Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sales of Registrable Securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is required to be effective as a result of which such Registration Statement, the related prospectus or any other Time of Sale Information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(f)    furnish counsel for each underwriter, if any, and for the Selling Holders copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information;

(g)   make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

(h)   upon request, furnish to the underwriters of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Selling Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)    cooperate with each Selling Holder and the underwriters of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Selling Holder or the underwriters of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

(j)    upon the occurrence of any event contemplated by Section 2.06(e)(iv), during the period in which a Registration Statement is required to be kept in effect, use reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus, or any document incorporated therein as thereafter delivered to the purchasers of the Registrable Securities covered by such Registration Statement, such that such prospectus, as so supplement and amended, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k)   enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained in Section 2.08 herein), including, if and to the extent customary at that time, the following:

(i)    make such representations and warranties to the Selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii)   obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters, if any, and the Selling Holders) addressed to each Selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Selling Holders and underwriters;

(iii)  obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm addressed to each Selling Holder and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort” letters to underwriters in connection with primary underwritten offerings;

(iv)  enter into a securities sales agreement, which shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

(v)   deliver such customary documents and certificates as may be reasonably requested by the Selling Holders or by the underwriters, if any;

(l)    make available for inspection by representatives of the Selling Holders and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Selling Holders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

(m)  (i) within a reasonable time prior to the filing of any Registration Statement, any related prospectus or the provision to the potential investors of any other Time of Sale Information, any amendment to a Registration Statement or amendment or supplement to a prospectus, provide copies of such document to the Selling Holders and to counsel to such Selling Holders and to the underwriter or underwriters of an Underwritten Offering of Registrable Securities, if any; and, make such reasonable changes in any such document prior to or after the filing thereof as counsel to the Selling Holders or the underwriter or underwriters may request and make available such of the representatives of the Company as shall be reasonably requested by the Selling Holders or any underwriter for discussion of such document; and (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a related prospectus, provide copies of such document to counsel for the Selling Holders; and make such reasonable changes in such document prior to or after the filing thereof as counsel for such Selling Holders or such underwriter shall request, provided, that such changes relate to provisions describing the Selling Holders or the respective offering or purport to correct material misstatements or omissions, or purport to correct other errors for which the Selling Holders may have potential liability; and, make available such of the representatives of the Company as shall be reasonably requested by such counsel for discussion of such document;

(n)   use its reasonable best efforts to cause all Registrable Securities covered by a Required Registration Statement to be listed on any securities exchange on which the Common Stock is then listed if so requested by any applicable Selling Holder;

(o)   provide a CUSIP number for all Registrable Securities covered by a Registration Statement, no later than the effective date of such Registration Statement;

(p)   otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(q)   cooperate and assist in any filing required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD).

SECTION 2.07. Obligations of Selling Holders. (a)  Each Selling Holder shall, as a condition to the registration obligations with respect to such Selling Holder provided herein, furnish to the Company such information regarding such Selling Holder, the ownership of Registrable Securities by such Selling Holder and the proposed distribution by such Selling Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

(b)   Upon receipt of any notice of the Company of the happening of any event of the kind described in Section 2.06(e)(iv), such Selling Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.06(j), and, if so directed by the Company, such Selling Holder shall deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities which was current at the time of receipt of such notice.

SECTION 2.08. Indemnification. (a)  The Company shall indemnify and hold harmless each Selling Holder and its respective partners, directors, officers and employees and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)      against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any of the Time of Sale Information or the Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus or other Time of Sale Information (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)     against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)    against any and all reasonable expense whatsoever, as incurred (including, subject to Section 2.08(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Selling Holder (or its partners, directors, officers and employees and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Holder expressly for use in a Registration Statement (or any amendment thereto), any related prospectus (or any amendment or supplement thereto) or any other Time of Sale Information.

(b)   Indemnification by Selling Holders. Each Selling Holder shall severally indemnify and hold harmless the Company and the other Selling Holders, and each of their respective partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company or any other Selling Holder within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in Section 2.08(a) (provided that any settlement of the type described therein is effected with the written consent of such Selling Holder) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment or supplement thereto) or any other Time of Sale Information in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in such Registration Statement (or any amendment thereto), such prospectus (or any amendment or supplement thereto) or any other Time of Sale Information; provided, however, that an indemnifying Selling Holder shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus, other Time of Sale Information or Registration Statement.

(c)   Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party’s or parties’ expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all other indemnified parties under this Agreement) at the indemnifying party’s or parties’ expense. If any indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement). In such event, however, no indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that if at any time an indemnified party or parties shall have requested an indemnifying party or parties to reimburse the indemnified party or parties for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party or parties shall be liable for any settlement of any proceeding effected without the written consent of such indemnifying party or parties if (x) such settlement is entered into more than 15 business days after receipt by such indemnifying party or parties of the aforesaid request accompanied by supporting documents reasonably satisfactory to the indemnifying party or parties and (y) such indemnifying party or parties shall not have reimbursed the indemnified party or parties in accordance with such request prior to the date of such settlement. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this Section 2.08(c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party. The rights afforded to any indemnified party hereunder shall be in addition to any rights that such indemnified party may have at common law, by separate agreement or otherwise.

(d)   Contribution.       (i)    In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Selling Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(ii)   The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.08(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 2.08(d), in the case of distributions to the public, an indemnifying Selling Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii)  For purposes of this Section, each Person, if any, who controls a Selling Holder or an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Selling Holder or Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

(e)   Indemnification of Underwriters. In the event of any Underwritten Offering, the Company and the underwriters involved in any such Underwritten Offering shall agree to customary underwriter indemnification provisions in any underwriting agreement related to any such Underwritten Offering.

SECTION 2.09. Certain Limitations. If the Company shall furnish to Holders requesting a registration statement pursuant to Article II, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, the registration or the filing of the registration statement would materially interfere in a way materially adverse to the Company with a significant acquisition, merger, disposition, corporate reorganization or other similar transaction involving the Company and that therefore it is in the reasonable best interests of the Company to defer the registration and/or the filing of such registration statement, then the Company shall have the right to defer taking such action with respect to such registration and/or filing for a period of not more than 90 days in any 12-month period after receipt of a request for registration from a Holder in accordance with Article II. The Company shall use its reasonable best efforts to resolve any deferral with respect to any such registration and/or filing.

ARTICLE III

REPORTS UNDER THE EXCHANGE ACT

SECTION 3.01. Reports. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell Common Stock to the public without registration, the Company agrees to:

(a)   make and keep public information available, as those terms are understood and defined in Rule 144;

(b)   file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(C)   furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration.

ARTICLE IV

REPRESENTATIONS

Each party hereto represents and warrants to each other party as follows:

SECTION 4.01. Authority; Execution and Delivery; Enforceability. Such party has full power and authority to execute this Agreement and to perform its obligations hereunder. In the case of any party that is a corporation, the execution and delivery by such party of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or similar action. Such party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 4.02. No Conflicts; Consents. The execution and delivery by such party of this Agreement do not, and the performance of its obligations hereunder will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any mortgage, lien, security interest, charge, restrictions or encumbrances of any kind (collectively, “Liens”) upon any of the properties or assets of such party under, any provision of (i) in the case of any party that is a corporation or other legal entity, the certificate of incorporation, by-laws or similar organizational document of such party, (ii) any material contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a “Contract”) to which such party is a party or by which any of its properties or assets is bound or (iii) any material judgment, order or decree or material statute, law (including common law), ordinance, rule or regulation applicable to such party or its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign is required to be obtained or made by or with respect to such party in connection with the execution, delivery and performance of this Agreement.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be given:

If to the Company, to it at the following address:

iBasis, Inc.
20 Second Avenue
Burlington, Massachusetts 01803
USA

Attention: Mark S. Flynn
Facsimile: (781) 505-7500

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111

Attention: Michael L. Fantozzi, Esq.

If to Purchaser, to it at the following address:

KPN B.V.

Maanplein 55, 2516 CK
The Hague, The Netherlands

Attention: Craig Allwright
Facsimile: +31 70 446 0675

with a copy to:

Cravath, Swaine & Moore LLP
CityPoint
One Ropemaker Street
London EC2Y 9HR

Attention: Philip J. Boeckman, Esq.

or, in the case of any Holder or other Person, subject to Section 5.02 below, to the address the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the Company’s Secretary. Notice shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent by facsimile, provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient, and (d) one business day following sending by overnight delivery via a national courier service.

SECTION 5.02. Representative of Holders. In the event that there shall be at any time more than 50 individual Holders (excluding Purchaser and any of its subsidiaries or affiliates), such Holders shall appoint a representative who shall receive notices from the Company on the Holders’ behalf, forward such notices to the individual Holders and coordinate related administrative matters for such Holders. Without limiting any other provision of this Agreement, the Company shall pay all reasonable out-of-pocket expenses of the Holder representative, including the fees of outside counsel engaged by such representative, if any.

SECTION 5.03.   Applicable Law.   The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of laws.

SECTION 5.04.   Integration.   This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

SECTION 5.05.   Descriptive Headings.   The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to “Articles” and “Sections” shall be deemed to be references to Articles or Sections hereof unless otherwise indicated.

SECTION 5.06.   Severability.   The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that a restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

SECTION 5.07.   Third Party Beneficiary.   Each Holder shall be a third party beneficiary of the agreements made hereunder between the Company and Purchaser, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights hereunder.

SECTION 5.08.   Other Agreements.   Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, any other agreement, if any.

SECTION 5.09.   Successors, Assigns, Transferees.   The provisions of this Agreement shall be binding upon and inure to the benefit of the successors, assigns and transferees of Purchaser including, without limitation and without the need for an express assignment, subsequent Holders.

SECTION 5.10.   Defaults.   A default by any party to this Agreement in such party’s compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

SECTION 5.11.   Amendments; Waivers.   This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and the Holders of Common Stock representing 66 2/3% of the Common Stock then held by all Holders.

SECTION 5.12.   Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person, by facsimile or by electronic image scan.

SECTION 5.13.   Specific Performance.   Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this

Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving actual damages or securing or posting any bond or providing prior notice.

SECTION 5.14.   Exclusive Jurisdiction; Waiver of Jury Trial.   (a)  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) US District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any agreement entered into in connection with this Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto in the US District Court for the Southern District of New York or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by US registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this clause. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any agreement entered into in connection with this Agreement or the transactions contemplated hereby or thereby in (x) the Supreme Court of New York, New York County, or (y) the US District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b)   Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of another party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 5.14(b).

SECTION 5.15.   Attorneys’ Fees.   In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IBASIS, INC.,

by

/s/ Mark S. Flynn
Name: Mark S. Flynn
Title: Chief Legal Officer

KPN B.V.,

by

/s/ Leon Merkun
Name: Leon Merkun
Title: Treasurer